Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S‑3 (File No. 333‑220387) and Form S‑8 (File Nos. 333‑51702, 333‑88554, 333‑117494, 333‑195795, and 333‑221672) of Connecticut Water Service, Inc. of our report dated February 28, 2019, relating to the consolidated financial statements , the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ Baker Tilly Virchow Krause, LLP

Wyomissing, Pennsylvania
February 28, 2019